================================================================================

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of March 30, 1998

                                  by and among

                         MORRIS MATERIAL HANDLING, INC.,

                          THE GUARANTORS NAMED HEREIN,

                           CIBC OPPENHEIMER CORP. and
                              GOLDMAN, SACHS & CO.,
                              as Initial Purchasers

                                       AND

                                INDOSUEZ CAPITAL
                              as Financial Advisor

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. DEFINITIONS...............................................................1

2. EXCHANGE OFFER............................................................4

3. SHELF REGISTRATION........................................................7
      (a) INITIAL SHELF REGISTRATION.........................................7
      (b) SUBSEQUENT SHELF REGISTRATIONS.....................................8
      (c) SUPPLEMENTS AND AMENDMENTS.........................................8

4. ADDITIONAL INTEREST.......................................................9

5. REGISTRATION PROCEDURES..................................................10

6. REGISTRATION EXPENSES....................................................19

7. INDEMNIFICATION..........................................................20

8. RULES 144 AND 144A.......................................................23

9. UNDERWRITTEN REGISTRATIONS...............................................23

10. MISCELLANEOUS...........................................................24
      (a) REMEDIES..........................................................24
      (b) ENFORCEMENT.......................................................24
      (c) NO INCONSISTENT AGREEMENTS........................................24
      (d) ADJUSTMENTS AFFECTING REGISTRABLE NOTES...........................24
      (e) AMENDMENTS AND WAIVERS............................................24
      (f) NOTICES...........................................................25
      (g) SUCCESSORS AND ASSIGNS............................................25
      (h) COUNTERPARTS......................................................25
      (i) HEADINGS..........................................................25
      (j) GOVERNING LAW.....................................................26
      (k) SEVERABILITY......................................................26
      (l) ENTIRE AGREEMENT..................................................26
      (m) NOTES HELD BY THE ISSUERS OR THEIR AFFILIATES.....................26
      (n) FUTURE GUARANTOR..................................................26


                                      (i)

      REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") dated as of March 30, 1998, by and among MORRIS MATERIAL HANDLING, INC., a Delaware corporation (the "COMPANY "), THE GUARANTORS NAMED HEREIN (the "GUARANTORS" and, together with the Company, the "ISSUERS"), CIBC OPPENHEIMER CORP. and GOLDMAN, SACHS & CO. (each, an "INITIAL PURCHASER" and together, the "INITIAL PURCHASERS") and INDOSUEZ CAPITAL (the "FINANCIAL ADVISOR").

      This Agreement is entered into in connection with the Securities Purchase Agreement, dated as of March 23, 1998, by and among each of the parties hereto (the "PURCHASE AGREEMENT").

      In order to induce the Initial Purchasers and the Financial Advisor to enter into the Purchase Agreement, the Issuers have agreed to provide the rights set forth in this Agreement for the benefit of the Initial Purchasers and the Financial Advisor. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Notes under the Purchase Agreement.

      The parties hereby agree as follows:

1.    DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings:

      ACT: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      ADDITIONAL INTEREST: See Section 4(a).

      ADVICE: See the last paragraph of Section 5.

      APPLICABLE PERIOD: See Section 2(b).

      "BUSINESS DAY": means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law to close.

      CLOSING: See the Purchase Agreement.

      COMPANY: See the introductory paragraph to this Agreement.

      EFFECTIVENESS DATE: The 135th day after the Issue Date.

      EFFECTIVENESS PERIOD: See Section 3(a).

      EVENT DATE: See Section 4(b).

      EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      EXCHANGE NOTES: The 9-1/2% Senior Notes due 2008 of the Company, including the guarantees thereof on a senior basis by each of the Guarantors, that are identical to the Notes in all material respects, except that the provisions regarding restrictions on transfer shall be modified, as provided in the Indenture (or the indenture pursuant to which the Exchange Notes are issued), and the issuance thereof pursuant to the Exchange Offer shall have been registered pursuant to an effective Registration Statement in compliance with the Act.

      EXCHANGE OFFER: See Section 2(a).

      EXCHANGE REGISTRATION STATEMENT: See Section 2(a).

      FILING DATE: The 60th day after the Issue Date.

      FINANCIAL ADVISOR:  As defined in the preamble hereof.

      GUARANTORS: CMH Material Handling, LLC; EPH Material Handling, LLC (formerly EPH Distribution & Service, LLC); Harnischfeger Distribution & Service, LLC; HPH Material Handling, LLC (formerly HPH Distribution & Service,
LLC); Material Handling, LLC; MHE Technologies, Inc.; Morris Mechanical Handling, Inc.; MPH Crane, Inc.; NPH Material Handling, Inc. (formerly NPH Distribution & Service, Inc.); PHME Service, Inc.; PHMH Holding Company; Hercules S.A. de C.V.; Hydramach ULC; Kaverit Steel and Crane ULC; Mondel ULC; Lowfile Limited; Invercoe Engineering Limited; Butters Engineering Limited; MMH (Holdings) Limited; Morris Mechanical Handling Limited; MMH International Limited; Redcrown, ULC; SPH Crane & Hoist, Inc.; Morris Material Handling, Ltd.; Material Handling Equipment Nevada Corporation; MHE Canada, ULC; Morris Material Handling, LLC; and 3016117 Nova Scotia ULC.

      HOLDER: Any holder of a Registrable Note or Registrable Notes.

      INDEMNIFIED PERSON: See Section 7(c).

      INDEMNIFYING PERSON: See Section 7(c).

      INDENTURE: The Indenture, dated as of March 30, 1998, by and between the Issuers and United States Trust Company of New York, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

      INITIAL PURCHASERS: As defined in the preamble hereof.

      INITIAL SHELF REGISTRATION: See Section 3(a).

      INSPECTORS: See Section 5(o).

      ISSUE DATE: The date on which the original Notes are sold to the Initial Purchasers pursuant to the Purchase Agreement.

      LIEN: See the Indenture.

      NASD: See Section 5(t).

      NOTES: The 9-1/2% Senior Notes due 2008 of the Company, including the guarantees thereof on a senior basis by each of the Guarantors, issued pursuant to the Indenture.

      PARTICIPANT: See Section 7(a).

      PARTICIPATING BROKER-DEALER: See Section 2(b).

      PERSON: An individual, corporation, limited liability company, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, government (or an agency or political subdivision thereof) or other entity of any kind.

      PRIVATE EXCHANGE: See Section 2(b).

      PRIVATE EXCHANGE NOTES: See Section 2(b).

      PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

      PURCHASE AGREEMENT: See the introductory paragraphs to this Agreement.

      RECORDS: See Section 5(o).

      REGISTRABLE NOTES: The Notes upon original issuance of the Notes and at all times subsequent thereto and, if issued, the Private Exchange Notes, until in the case of any such Notes or any such Private Exchange Notes, as the case may be, (i) a Registration Statement covering such Notes or such Private Exchange Notes has been declared effective by the SEC and such Notes or such Private Exchange Notes, as the case may be, have been disposed of in accordance with such effective Registration Statement, (ii) such Notes or such Private Exchange Notes, as the case may be, are sold in compliance with Rule 144, (iii) in the case of any Note, the Exchange Offer has been consummated, (iv) such Notes or such Private Exchange Notes, as the case may be, cease to be outstanding or (v) two years have passed from the Issue Date.

      REGISTRATION DEFAULT: See Section 4(a).

      REGISTRATION STATEMENT: Any registration statement of the Issuers, including, but not limited to, the Exchange Registration Statement, which covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

      RULE 144: Rule 144 promulgated under the Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Act.

      RULE 144A: Rule 144A promulgated under the Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

      RULE 415: Rule 415 promulgated under the Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

      SEC: The Securities and Exchange Commission.

      SHELF NOTICE: See Section 2(c).

      SHELF REGISTRATION: See Section 3(b).

      SUBSEQUENT SHELF REGISTRATION: See Section 3(b).

      TIA: The Trust Indenture Act of 1939, as amended.

      TRUSTEE: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

      UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which securities are sold to an underwriter for reoffering to the public.

2.    EXCHANGE OFFER

      (a) Unless not permitted by applicable law or SEC policy, the Issuers agree to use their best efforts to file with the SEC as soon as practicable after the Closing, but in no event later than the Filing Date, an offer to exchange (the "EXCHANGE OFFER") any and all of the Notes for a like aggregate principal amount of Exchange Notes, except that the Exchange Notes shall have been registered pursuant to an effective Registration Statement under the Act. The Exchange Offer will be registered under the Act on an appropriate form (the "EXCHANGE REGISTRATION STATEMENT") and will comply with all applicable tender offer rules and regulations under the Exchange Act. The Issuers agree to use their best efforts to (x) cause the Exchange Registration Statement to become effective under the Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for at least 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 60th day following the date on which the Exchange Registration Statement is declared effective. Each Holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, and that such Holder is not an affiliate of the Issuers within the meaning of Rule 405 promulgated under the Act or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Act, to the extent applicable. Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, MUTATIS MUTANDIS, solely with respect to Registrable Notes that are Private Exchange Notes and Exchange Notes held by Participating Broker-Dealers (as defined below), and the Issuers shall have no further obligation to register Registrable Notes (other than Private Exchange Notes and Exchange Notes held by Participating Broker-Dealers) pursuant to Section 3 of this Agreement.

      (b) The Issuers shall include within the Prospectus contained in the Exchange Registration Statement a section entitled "Plan of Distribution," acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a "PARTICIPATING BROKER-DEALER"), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of the Initial Purchasers, represent the prevailing views of the staff of the SEC. Such "Plan of Distribution" section shall also allow the use of the Prospectus by all persons subject to the prospectus delivery requirements of the Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes.

      The Issuers shall use their best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes, PROVIDED that such period shall not exceed 180 days (or such longer period if extended pursuant to the last paragraph of Section 5) after the date of the consummation of the Exchange Offer (the "APPLICABLE PERIOD").

      If, prior to consummation of the Exchange Offer, either of the Initial Purchasers holds any Notes acquired by it and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, the Company upon the request of such Initial Purchaser shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to such Initial Purchaser, in exchange (the "PRIVATE EXCHANGE") for the Notes held by such Initial Purchaser, a like principal amount of debt securities of the Company, guaranteed by each of the Guarantors on a senior basis, that are identical in all material respects to the Exchange Notes (the "PRIVATE EXCHANGE NOTES") (and which are issued pursuant to the same indenture as the Exchange Notes). The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes. Interest on the Exchange Notes and any Private Exchange Notes will accrue from (A) the later of (i) the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or (ii) if the Notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B), if no interest has been paid on the Notes, from the Issue Date.

      In connection with the Exchange Offer, the Issuers shall:

            (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

            (ii) utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

            (iii) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open.

      As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Issuers shall:

            (i) accept for exchange all Notes tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

            (ii) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

            (iii) cause the Trustee to authenticate and deliver promptly to each Holder of Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

      The Exchange Notes and the Private Exchange Notes may be issued under (i) the Indenture or (ii) an indenture substantially identical to the Indenture, which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that the Exchange Notes, the Private Exchange Notes and the Notes will vote and consent together, to the extent provided by the Indenture, on all matters as one class and that neither the Exchange Notes, the Private Exchange Notes nor the Notes will have the right to vote or consent as a separate class on any matter.

      (c) If (1) prior to the consummation of the Exchange Offer, the Issuers or Holders of at least a majority in aggregate principal amount of the Registrable Notes reasonably determine in good faith that (i) the Exchange Notes would not, upon receipt, be tradable by such Holders which are not affiliates (within the meaning of the Act) of the Issuers without restriction under the Act and without restrictions under applicable state securities laws or (ii) after conferring with counsel, the SEC is unlikely to permit the consummation of the Exchange Offer prior to 60 days after the Effectiveness Date, (2) subsequent to the consummation of the Private Exchange, any holder of the Private Exchange Notes so requests, or (3) the Exchange Offer is commenced and not consummated within 180 days of the date of this Agreement, then the Issuers shall promptly deliver to the Holders and the Trustee written notice thereof (the "SHELF NOTICE") and shall file an Initial Shelf Registration pursuant to Section 3. Following the delivery of a Shelf Notice to the Holders of Registrable Notes (in the circumstances contemplated by clauses (1) and (3) of the preceding sentence), the Issuers shall not have any further obligation to conduct the Exchange Offer or the Private Exchange under this Section 2.

3.    SHELF REGISTRATION

      If a Shelf Notice is delivered as contemplated by Section 2(c), then:

      (a) INITIAL SHELF REGISTRATION. The Issuers shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the "INITIAL SHELF REGISTRATION"). The

Issuers shall use their best efforts to file with the SEC the Initial Shelf Registration within 30 days of the delivery of the Shelf Notice. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Notes to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below). The Issuers shall use their best efforts to cause the Initial Shelf Registration to be declared effective under the Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Act until two years from the Issue Date (the "EFFECTIVENESS PERIOD"), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or
(ii) a Subsequent Shelf Registration covering all of the Registrable Notes has been declared effective under the Act.

      (b) SUBSEQUENT SHELF REGISTRATIONS. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (prior to the sale of all of the securities registered thereunder), the Issuers shall use their best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Notes (a "SUBSEQUENT SHELF REGISTRATION"). In the event that the Issuers become eligible to use any form other than Form S-1 for a Subsequent Shelf Registration, if permitted under applicable law, the Issuers shall be entitled to cause a Subsequent Shelf Registration to be substituted for the Initial Shelf Registration. If a Subsequent Shelf Registration is filed, the Issuers shall use their best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective during the Effectiveness Period. As used herein the term "SHELF REGISTRATION" means the Initial Shelf Registration and any Subsequent Shelf Registration.

      (c) SUPPLEMENTS AND AMENDMENTS. The Issuers shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Act, or if requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or by any underwriter(s) of such Registrable Notes.

4.    ADDITIONAL INTEREST

      (a) The Issuers, the Initial Purchasers and the Financial Advisor agree that the Holders of Registrable Notes will suffer damages if the Issuers fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree, jointly and severally, to pay additional interest on the Notes ("ADDITIONAL INTEREST") under the circumstances set forth below:

            (i) if the Exchange Registration Statement has not been filed on or prior to the Filing Date or the Initial Shelf Registration has not been filed on or prior to the Filing Date;

            (ii) if neither the Exchange Registration Statement nor the Initial Shelf Registration has been declared effective on or prior to the Effectiveness Date; and/or

            (iii) if either (A), if applicable, the Issuers have not exchanged the Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 45 days after the date on which the Exchange Registration Statement was declared effective or (B), if applicable, the Exchange Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated as to all Notes validly tendered or (C) if applicable, the Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time prior to the earlier of the date on which all Registrable Notes covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration or the second anniversary of the Issue Date;

(each such event referred to in clauses (i) through (iii) above is a "REGISTRATION DEFAULT"), the sole remedy available to holders of the Notes will be the immediate accrual of Additional Interest as follows: the per annum interest rate on the Notes will increase by 0.5% upon the occurrence of the first Registration Default; and the per annum interest rate will increase by an additional 0.25% for each subsequent 90-day period during which any Registration Default remains uncured, up to a maximum additional interest rate of 2.0% per annum for all Registration Defaults, PROVIDED, HOWEVER, that (1) upon the filing of the Exchange Registration Statement or the Initial Shelf Registration (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement or a Shelf Registration (in the case of (ii) above) or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of (iii)(A) above), or upon the effectiveness of the Exchange Registration Statement which had ceased to remain effective (in the case of (iii)(B) above), or upon the effectiveness of the Shelf

Registration which had ceased to remain effective (in the case of (iii)(C) above), Additional Interest on the Notes as a result of such clause (i), (ii) or
(iii) (or the relevant subclause thereof), as the case may be, shall cease to accrue and the interest rate on the Notes will revert to the interest rate originally borne by the Notes. Notwithstanding the foregoing, the amount of Additional Interest shall not increase because more than one Registration Default has occurred and is pending.

      (b) The Issuers shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "EVENT DATE"). Any amounts of Additional Interest due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash semi-annually on each April 1 and October (to the Holders of record on the March 15th and September 15th immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest with respect to each Note will be determined by multiplying the applicable Additional Interest rate by the principal amount of such Note, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

5.    REGISTRATION PROCEDURES

      In connection with the registration of any Registrable Notes or Private Exchange Notes pursuant to Section 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of such Registrable Notes or Private Exchange Notes in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Issuers shall:

      (a) Prepare and file with the SEC, prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 or 3, and to use their best efforts to cause each such Registration Statement to become effective and remain effective as provided herein, PROVIDED that, if (1) such filing is pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall, if requested by any Holders of Registrable Notes, furnish to and afford such Holders of the Registrable Notes and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (at least 5 business days prior to such filing). The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriter(s), if any, shall reasonably object;

      (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Act; and comply with the provisions of the Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Issuers shall be deemed not to have used their best efforts to keep a Registration Statement effective during the Applicable Period if they voluntarily take any action that would result in selling Holders of the Registrable Notes covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period unless such action is required by applicable law or unless the Issuers comply with this Agreement, including without limitation, the provisions of clause 5(c)(v) below;

      (c) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriter(s), if any, promptly (but in any event within two Business Days), and confirm such notice in writing, (i) when a Prospectus or any prospectus supplement or post-effective amendment thereto has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment thereto including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Act to be delivered in connection with sales of the Registrable Notes the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) below cease to be true and correct, (iv) of the receipt by any of the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or any information becoming known to any Issuer that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) any Issuer's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate;

      (d) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their best efforts to obtain the withdrawal of any such order at the earliest possible moment;

      (e) If a Shelf Registration is filed pursuant to Section 3 and if reasonably requested by the managing underwriter(s), if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment thereto such information as the managing underwriters), if any, or such Holders reasonably request to be included therein, (ii) make all required filings of such Prospectus supplement or such post-effective amendment thereto as soon as practicable after the Issuers have received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment thereto and (iii), if applicable, supplement or make amendments to such Registration Statement;

      (f) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes and to each such Participating Broker-Dealer who so requests and to counsel and the managing underwriter(s), if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits;

      (g) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel, and the managing underwriter or underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary Prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this
Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the managing underwriter or underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to such Prospectus and any amendment or supplement thereto;

      (h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, to use their best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters, if any, reasonably request in writing, PROVIDED that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuers agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; PROVIDED that no Issuer shall be required to
(A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction;

      (i) If a Shelf Registration is filed pursuant to Section 3, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request and which are consistent with the terms of the indenture under which the Registrable Notes are issued;

      (j) Use their best efforts to cause the Registrable Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the managing underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuers will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals at such sellers' cost and expense;

      (k) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) above, as promptly as reasonably practicable prepare and (subject to Section 5(a) above) file with the SEC, at the expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer during the Applicable Period, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      (l) Use their best efforts to cause the Registrable Notes covered by a Registration Statement or the Exchange Notes sold by a Participating Broker-Dealer during the Applicable Period, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement or the Exchange Notes, as the case may be, or the managing underwriter or underwriters, if any;

      (m) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with printed certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes;

      (n) In connection with an underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter(s), if any, in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in such connection, (i) make such representations and warranties to the managing underwriter or underwriters on behalf of any underwriters, with respect to the business of the Issuers and their subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Issuers and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the managing underwriter or underwriters covering the matters customarily covered in opinions requested in underwritten offerings of debt securities and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuers or of any business acquired by the Issuers for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the managing underwriter or underwriters on behalf of any underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities and such other matters as reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

      (o) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to
Section 2 is required to be delivered under the Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuers and their subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers and their subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Issuers determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless
(i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement and the Issuers fails to promptly correct such material misstatement or omission after notice thereof, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public other than through the Inspectors' breach of any confidentiality agreement. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer or underwriter will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it for any purpose other than discharging due diligence responsibilities. In addition, such information shall not be used as the basis for any market transactions in the securities of the Issuers unless and until such is made generally available to the public. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuers and allow the Issuers to undertake appropriate action to prevent disclosure of the Records deemed confidential at their expense;

      (p) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a), as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer Registration Statement or the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner;

      (q) Comply with all applicable rules and regulations of the SEC and make generally available to their securityholders earnings statements satisfying the provisions of Section 11(a) of the Act and Rule 158 thereunder (or any similar rule promulgated under the Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuers after the effective date of a Registration Statement, which statements shall cover said 12-month periods;

      (r) Upon consummation of an Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Issuers, in a form customary for underwritten offerings of debt securities similar to the Notes, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, and which includes an opinion that (i) the Issuers have duly authorized, executed and delivered the Exchange Notes and Private Exchange Notes and the related indenture and (ii) each of the Exchange Notes or the Private Exchange Notes, as the case may be, and related indenture constitute a legal, valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its respective terms (with customary exceptions);

      (s) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Issuers (or to such other Person as directed by the Issuers) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Issuers shall mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; and, in no event shall such Registrable Notes be marked as paid or otherwise satisfied;

      (t) Cooperate with each seller of Registrable Notes covered by any Registration Statement and the managing underwriter(s), if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") and any securities exchange, if any, on which the Registrable Notes are to be listed; and

      (u) Use their best efforts to take all other steps necessary to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

      The Issuers may require each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuers such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, as the Issuers may, from time to time, reasonably request. The Issuers may exclude from such registration the Registrable Notes of any seller or Participating Broker-Dealer who fails to furnish such information within a reasonable time after receiving such request.

      Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuers of the happening of any event of the kind described in
Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the "ADVICE") by the

Issuers that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Issuers shall give any such notice, the Applicable Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Exchange Notes to be sold by such Participating Broker-Dealer, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or (y) the Advice.

6.    REGISTRATION EXPENSES

      (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with one underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the Holders of Registrable Notes are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h), in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is reasonably requested by the managing underwriter or underwriters, if any, or, in respect of Registrable Notes or Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or of such Exchange Notes, as the case may be), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers and fees and disbursements of special counsel for the sellers of Registrable Notes (subject to the provisions of Section 6(b)), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, (vii) Act liability insurance, if the Issuers desire such insurance, (viii) fees and expenses of the Trustee (including, without limitation, fees and disbursements of counsel), (ix) fees and expenses of all other Persons retained by the Issuers, (x) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties),
(xi) the expense
of any annual audit, (xii) the fees and expenses incurred in connection with any listing of the securities to be registered on any securities exchange if the Issuers elect to list any such securities and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

      (b) In connection with any Shelf Registration hereunder, the Issuers shall reimburse the Holders of the Registrable Notes being registered in such registration for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Notes to be included in such Registration Statement and other reasonable out-of-pocket expenses of the Holders of Registrable Notes incurred in connection with the registration of the Registrable Notes. The Issuers shall not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Notes.

7.    INDEMNIFICATION

      (a) The Issuers agree to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, the officers and directors of each such person, and each person, if any, who controls any such person within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (each, a "PARTICIPANT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or any preliminary Prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant or underwriter furnished to the Issuers in writing by such Participant or underwriter expressly for use therein.

      (b) Each Participant will be required to agree, severally and not jointly, to indemnify and hold harmless the Issuers, their directors and officers and each person who controls any such person within the meaning of Section 15 of the Act or

Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to each Participant, but only with reference to information relating to such Participant furnished to the Issuers in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary Prospectus. The liability of any Participant under this paragraph (b) shall in no event exceed the proceeds received by such Participant from sales of Registrable Notes giving rise to such obligations.

      (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain one counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses incurred by such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary,
(ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants and such control persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes sold by all such Participants and any such separate firm for the Issuers, their directors, their officers and such control persons of the Issuers shall be designated in writing by the Issuers. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the

Indemnified Person for reasonable fees and expenses incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

      If the indemnification provided for in paragraphs (a) and (b) of this
Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Issuers on the one hand and the Participants on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuers on the one hand and the Participants on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Participants and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The parties shall agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Notes or Exchange Notes exceeds the amount of any damages that such

Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.    RULES 144 AND 144A

      The Issuers covenant that they will file the reports required to be filed by them under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Issuers are not required to file such reports, they will, upon the request of any Holder of Registrable Notes, make publicly available other information of a like nature until no longer necessary to permit sales pursuant to Rule 144 or Rule 144A. The Issuers further covenant that so long as any Registrable Notes remain outstanding and the Company is not required to make filings pursuant to Section 13(d) or 15 of the Exchange Act to make available to any Holder of Registrable Notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Registrable Notes pursuant to (a) such Rule 144A, or (b) any similar rule or regulation hereafter adopted by the SEC, unless at such time the Registrable Notes are fully saleable under Rule 144 or any successor provision.

9.    UNDERWRITTEN REGISTRATIONS

      If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and shall be reasonably acceptable to the Issuers.

      No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10.   MISCELLANEOUS

      (a) REMEDIES. In the event of a breach by the Issuers of any of their obligations under this Agreement, other than the occurrence of an event which requires payment of Additional Interest, each Holder of Registrable Notes, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers or the Financial Advisor, in the Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Issuers agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate.

      (b) ENFORCEMENT. The Trustee shall be authorized to enforce the provisions of this Agreement for the ratable benefit of the Holders.

      (c) NO INCONSISTENT AGREEMENTS. The Issuers do not have, as of the date hereof, and the Issuers shall not, after the date of this Agreement, enter into, any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The Issuers have not entered and will not enter into any agreement with respect to any of their securities which will grant to any Person piggyback rights with respect to a Registration Statement.

      (d) ADJUSTMENTS AFFECTING REGISTRABLE NOTES. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

      (e) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Notes. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold by such Holders pursuant to such Registration Statement, PROVIDED that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

      (f) NOTICES. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

            (i) if to a Holder of Registrable Notes, at the most current address given by the Trustee to the Issuers; and

            (ii) if to the Issuers:

                      Morris Material Handling, Inc.
                      315 W. Forest Hill Avenue
                      Oak Creek, Wisconsin 53154
                      Attention: Martin L. Ditkof, General Counsel

                 with a copy to:

                      Akin, Gump, Strauss, Hauer & Feld, LLP
                      1333 New Hampshire Avenue, N.W., Suite 400
                      Washington, D.C. 20036
                      Attention: Russell Parks, Esq.

      All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed; (iii) one business day after being timely delivered to a next-day air courier; and (iv) when receipt is acknowledged by the addressee, if telecopied.

      Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

      (g) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Notes.

      (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      (k) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

      (l) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

      (m) NOTES HELD BY THE ISSUERS OR THEIR AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuers or their affiliates (as such term is defined in Rule 405 under the Act) shall not be deemed outstanding for such purpose and shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

      (n) FUTURE GUARANTOR. The Company shall cause Birmingham Crane & Hoist, Inc., an Alabama corporation ("Birmingham"), to become a party to this Agreement at such time as it shall have become a Guarantor under the Indenture, whereupon Birmingham shall have all the rights and obligations of a Guarantor and an Issuer under this Agreement as if Birmingham had been an original party hereto.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                   MORRIS MATERIAL HANDLING, INC.


                                   By: /s/ David D. Smith
                                      --------------------------------
                                       Name:  David D. Smith
                                       Title: Vice President

                                   CMH MATERIAL HANDLING, LLC
                                   EPH MATERIAL HANDLING, LLC
                                   HARNISCHFEGER DISTRIBUTION & SERVICE, LLC
                                   HPH MATERIAL HANDLING, LLC
                                   MATERIAL HANDLING, LLC
                                   MHE TECHNOLOGIES, INC.
                                   MORRIS MECHANICAL HANDLING, INC.
                                   MPH CRANE, INC.
                                   NPH MATERIAL HANDLING, INC.
                                   PHME SERVICE, INC.
                                   PHMH HOLDING COMPANY
                                   HERCULES S.A. de C.V.
                                   HYDRAMACH ULC
                                   KAVERIT STEEL AND CRANE ULC
                                   MONDEL ULC
                                   LOWFILE LIMITED
                                   INVERCOE ENGINEERING LIMITED
                                   BUTTERS ENGINEERING LIMITED
                                   MMH (HOLDINGS) LIMITED
                                   MORRIS MECHANICAL HANDLING LIMITED
                                   MMH INTERNATIONAL LIMITED
                                   REDCROWN, ULC
                                   SPH CRANE & HOIST, INC.
                                   MORRIS MATERIAL HANDLING, LTD.
                                   MATERIAL HANDLING EQUIPMENT NEVADA
                                   CORPORATION
                                   MHE CANADA, ULC
                                   MORRIS MATERIAL HANDLING, LLC
                                   3016117 NOVA SCOTIA ULC


                                   By: /s/ David D. Smith
                                      --------------------------------
                                       Name:  David D. Smith
                                       Title: Vice President

                                   INITIAL PURCHASERS:

                                   CIBC OPPENHEIMER CORP.

                                   By: /s/ Neil Weisenberg
                                       --------------------------------
                                       Name:  Neil Weisenberg
                                       Title: Managing Director

                                   GOLDMAN, SACHS & CO.

                                   By: /s/ Goldman, Sachs & Co.
                                       --------------------------------
                                       Name: Goldman, Sachs & Co.
                                       Title:

                                   FINANCIAL ADVISOR:

                                   INDOSUEZ CAPITAL

                                   By: /s/ Kenneth J. Kencel
                                       --------------------------------
                                       Name:  Kenneth J. Kencel
                                       Title: Managing Director